Exhibit 8.1

October 29, 2012

Linn Energy, LLC

600 Travis, Suite 5100 Houston, Texas 77002

Ladies and Gentlemen:

We are acting as counsel to Linn Energy, LLC, a Delaware limited liability company (the “Company”), in connection with the filing by the Company and Linn Energy Finance Corp., a wholly owned subsidiary of the Company (“Finance Corp.”) with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, regarding the offer and sale of units representing limited liability company interests in the Company and debt securities of the Company and Finance Corp. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Company with the Commission, (iii) a representation letter provided to us by the Company in support of this opinion and (iv) other information provided to us by the representatives of the Company.

At your request, this opinion is being furnished to you for filing as an exhibit to the Company’s Current Report on Form 8-K to be filed on or after the date hereof (the “Form 8-K”). We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of our name in the Discussion and under the heading “Legal Matters” in the Registration Statement. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.